TENANT ESTOPPEL CERTIFICATE

TO:	Ace Fire Prevention Ltd.
FROM:	Bulldog Technologies Inc.
RE:	#128 - 11180 Coppersmith Place, Richmond, B.C. (the "Building")

We are the tenant of space in the Building under a lease (the "Lease") that consists of:

(1) a strata lot lease made between P.K. Projects Ltd. (the "Landlord") and Bulldog Technologies Inc. (the "Tenant") dated for reference February 8, 1999; and

(2) a lease renewal agreement between the Landlord and the Tenant dated March 4, 2002.

The Tenant acknowledges having been advised that Acre Fire Prevention Ltd. (the "Purchaser") has entered into an agreement with the Landlord to purchase the Building.

In order to assist the Purchaser in its acquisition of the Building, and as a representation upon which the Purchaser intends to rely, the Tenant certifies that:

(1) The Tenant holds its demised premises (the "Demised Premises") comprising 3,345 square feet of rentable area of the Building under the Lease.

(2) The Lease constitutes the entire agreement between the Landlord and the Tenant in connection with their subsisting rights and obligations to each other.

(3) The renewed term of the Lease is two (2) years, commencing April 1, 2002 and ending March 31, 2004.

(4) Annual fixed minimum rent payable under the Lease is Twenty-One Thousand Seven Hundred Forty-Two Dollars and Fifty-Six Cents ($21,742.56).

(5) Rent has been paid to today's date. There has been no prepayment of rent other than payment of the current month's instalment. No security deposit, damage deposit, or other prepayment has been made under the Lease except as follows:

(a) prepaid rent: $ nil

(b) remaining security deposit of $2,456.11;

(c) payments on account of operating costs: $ 256.45 plus 7% GST for the month of June/03

(d) payment on account of property taxes: $434.85 plus 7% GST for the month of June/03.

(6) The Tenant has no set-offs, defences, or counterclaims against the enforcement of its obligations under the Lease.

(7) The Tenant is not entitled to any rent-free or rent-reduced periods either now or in the future.

(8) The Tenant has received no notice of any assignment of rents by the Landlord.

(9) The Tenant is in possession of the Demised Premises and has accepted possession of them, the term of the Lease has commenced, and the Tenant has commenced paying regular instalments of monthly rent.

(10) The Lease is valid and subsisting and is enforceable against the Tenant in accordance with its terms.

(11) The Demised Premises have been completed in accordance with all obligations of the Landlord and the Tenant, and there are no outstanding claims by the Tenant against the Landlord with respect to the original construction of the Demised Premises.

(12) Any amount agreed to be paid by the Landlord and/or the Tenant for tenant improvements has been paid in full.

(13) Neither the Landlord nor the Tenant are in default under the Lease, no are there any disputes or unresolved claims between us relating to this tenancy.

(14) No consents, waivers, or releases have been given by the Landlord in connection with the Lease.

(15) The Tenant is satisfied with the state of repair of the Demised Premises and the Building. The Landlord has given no commitment to the Tenant to alter, repair, improve, or otherwise expend month on the Demised Premises except for the Landlord's covenant to repair contained in the Lease. Any such repairs to be made by the Landlord have been completed as of this date.

(16) The Tenant acknowledges being advised of the sale of the Building to the Purchaser and agrees to pay all future rent under the Lease as directed in writing by the Purchaser.

(17) The Landlord (and its mortgagees) have been named as co-insured and/or loss payee(s) under the following insurance policies of the Tenant:

[list insurance policies].

The Tenant will instruct its insurer to change the name of the co-insured or loss payee under its insurance policies from the Landlord to the Purchaser (and its designated mortgagees) and will provide written confirmation from the insurer of such changes.

(18) The Tenant has the user of four parking stalls described as parking numbers 13, 14, 36 and 49.

(19) No litigation or governmental or municipal proceeding has been commenced or is pending or threatened against the Tenant with respect to the Demised Premises.

DATED at Richmond, British Columbia, on 16 June 1003.

Bulldog Technologies Inc.
Per:
/s/ signed
Print Name: John M. Cockburn